AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY___, 2025

REGISTRATION NO. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETSOL TECHNOLOGIES, INC.

(Name of small business issuer in its charter)

Nevada	2834	95-4627685
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation	Industrial Classification “SIC”	Identification Number)
or Organization)	Code Number)

———————

16000 Venture Blvd, Suite 770

Encino, CA 91456

Phone: (818) 222-9195

Fax: (818) 222-9197

(Address including the zip code & telephone number including area code, of registrant’s principal executive office)

NETSOL TECHNOLOGIES, INC. 2025 EQUITY INCENTIVE PLAN

NAJEEB GHAURI

CHIEF EXECUTIVE OFFICER

NETSOL TECHNOLOGIES, INC.

16000 Ventura Blvd, Suite 770

Encino, CA 91436

Phone: (818) 222-9195

Fax: (818) 222-9197

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

COPIES TO:

PATTI L. W. MCGLASSON

SENIOR VICE PRESIDENT LEGAL AND CORPORATE AFFAIRS

GENERAL CORPORATE COUNSEL AND SECRETARY

NETSOL TECHNOLOGIES, INC.

16000 Ventura Blvd, Suite 770

Encino, CA 91436

Phone: (818) 222-9195

Fax: (818) 222-9197

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

NetSol Technologies, Inc. (the “Registrant” or the “Company”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 1,100,000 shares of the Company’s common stock. As permitted by the rules of the Securities and Exchange Commission (the “Commission”), This Registration Statement omits the information specified in Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the Plan as specified by Securities Act Rule 428(b)(1). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Securities Act Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide to each Participant a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

NAJEEB GHAURI

CHIEF EXECUTIVE OFFICER

NETSOL TECHNOLOGIES, INC.

16000 Ventura Blvd, Suite 770

Encino, CA 91436

Phone: (818) 222-9195

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents which have been filed by the Registrant with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this registration statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2024.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2025

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2024

(d)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2024

(e)	The Registrant’s Current Reports on Form 8-K filed on June 25, 2025

(f)	The description of the Registrant’s Common Stock set forth in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024

All reports and documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents with the SEC. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be delivered to: NetSol Technologies, Inc., Attention: Najeeb Ghauri, 16000 Ventura Blvd., Suite 770, Encino, CA 91436. You may also view such documents on our website under the “Investor Relations” tab on www.netsoltech.com. Any of the other information on our website, or third-party websites that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

The audited financial statements for our company for the fiscal years June 30, 2024, and June 30, 2023, which are incorporated by reference into this prospectus are reliant on the reports of Fortune, CPA, Inc., independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Patti L. W. McGlasson, Esq., General Counsel for our Company, has passed on the validity of the securities being offered hereby.

Fortune CPA was not hired on a contingent basis, nor will it receive direct or indirect interest in the business of the issuer. Neither Fortune CPA nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Patti L. W. McGlasson is an officer and employee of NetSol. As of June 30, 2025. McGlasson is the holder of 81,050 shares of common stock of NetSol. Ms. McGlasson is not nor is it intended that she will be a promoter, underwriter, voting trustee or, director of NetSol.

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Item 6. Indemnification of Directors and Officers

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that we are permitted to indemnify. Our Bylaws it to indemnify such parties to the fullest extent permitted by Nevada law.

Nevada corporation law permits us to indemnify our directors, officers, employees, or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought so determines.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not Applicable.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (section 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) that are incorporated by reference in the registration statement; and,

(B)	Paragraphs (a)(1)(i), (a)(1`)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on From S-3 (section w239.13 of this chapter) or Form F-3(section 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to rule 424(b) (section 230.424(b) of this chapter) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (section 239.11 of this chapter) or Form S-3 (section 239.13 of this chapter) and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (section 229.1100(c).

(2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, or purposes of determining any liability under the Securities Act, each filing of the Registrants’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filin of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the REgistraiton Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description

4.1	2025 Equity Incentive Plan (incorporated by reference as Appendix B to the Definitive Proxy Statement filed on Schedule 14A by the Company on May 1, 2025).
5.1	Opinion of Patti L. W. McGlasson, Esq.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Patti L. W. McGlasson (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on this 7th day of July 2025.

NETSOL TECHNOLOGIES, INC.

By:	/s/ NAJEEB GHAURI
NAJEEB GHAURI
Chief Executive Officer

/s/ ROGER ALMOND
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Najeeb Ghauri, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of NetSol Technologies, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Najeeb Ghauri	Director, Chief Executive Officer and Chairman	July 7, 2025

/s/Roger Almond	Chief Financial Officer	July 7, 2025

/s/ Mark Caton	Director	July 7, 2025

/s/ Malea Farsai	Director	July 7, 2025

/s/ Syed Kausar Kazmi	Director	July 7, 2025

/s/ Ian Smith	Director	July 7, 2025

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